Exhibit 99.1

NEWS RELEASE
	Contacts:	Brian Feldott Director, Investor Relations Newpark Resources, Inc. bfeldott@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES REPORTS SECOND QUARTER 2016 RESULTS

THE WOODLANDS, TX – JULY 28, 2016 – Newpark Resources, Inc. (NYSE: NR) today announced results for its second quarter ended June 30, 2016. Total revenues for the second quarter of 2016 were $115.3 million compared to $114.5 million in the first quarter of 2016 and $163.6 million in the second quarter of 2015. Net loss for the second quarter of 2016 was $13.9 million, or $0.17 per share, compared to a net loss of $13.3 million, or $0.16 per share, in the first quarter of 2016, and a net loss of $4.3 million, or $0.05 per share, in the second quarter of 2015. Second quarter 2016 results included the impact of the following charges:

•
$7.6 million of pre-tax charges ($7.3 million after-tax) in the Fluids Systems segment associated with the impairment of intangible and other long-lived assets in the Asia Pacific region and the impairment of inventory in North America.

•	$0.9 million of pre-tax charges ($0.6 million after-tax) associated with workforce reductions, primarily in the North America Fluids Systems business.

•
$1.1 million of pre-tax charges ($0.7 million after-tax) associated with the write-off of capitalized financing costs, resulting from the second quarter 2016 termination of our previous $150 million revolving credit facility.

As described in the attached Non-GAAP Earnings Reconciliation, the second quarter of 2016 adjusted net loss was $5.3 million, or $0.06 per share, compared to an adjusted net loss of $12.3 million, or $0.15 per share, in the first quarter of 2016, and an adjusted net loss of $2.1 million, or $0.02 per share, in the second quarter of 2015.
Paul Howes, Newpark’s President and Chief Executive Officer, stated, “Despite the continuing sharp decline in North American drilling activity, consolidated revenues were up slightly on a sequential basis, benefiting from strong international fluids performance, and the continued penetration of non-exploration markets in our Mats business. North American fluids revenues declined by 34% sequentially, reflecting the continued softening of U.S. drilling activity and the impact of spring break-up in Canada. However, the North American declines were largely offset by growth in the international markets, including an $11 million revenue contribution from the recently-completed ultra-deepwater project in Uruguay and increased activity in Kuwait. The Fluids segment operating margin improved sequentially, largely reflecting the impact of North American cost reduction actions taken during the previous quarter and the stronger international contribution.
“In the Mats segment, we are continuing to make meaningful progress in our efforts to penetrate new markets, which have served to offset the continued softening in North American exploration activity. Mats segment revenues increased 21% sequentially, largely driven by a $4 million increase in mat sales activity.
“Meanwhile, we continued to strengthen our balance sheet, building our cash position in the quarter while continuing to fund our strategic deepwater infrastructure investments,” added Howes. “Benefiting from the recovery of U.S. taxes paid in previous years, our cash balance increased to $93 million at the end of the second quarter. As previously announced, we also recently completed our transition to a $90 million asset-based lending facility, which provides us with additional available liquidity through the cycle, and strengthening our position to manage the maturity of our Convertible Notes.”

Segment Results
The Fluids Systems segment generated revenues of $96.2 million in the second quarter of 2016 compared to $98.7 million in the first quarter of 2016 and $140.3 million in the second quarter of 2015. Segment operating loss was $11.9 million in the second quarter of 2016, compared to a $15.2 million loss in the first quarter of 2016 and a $0.2 million loss in the second quarter of 2015. Segment results for the second quarter of 2016 included a total of $8.3 million of charges, including impairments of intangible and other long-lived assets in the Asia Pacific region, as well as costs associated with workforce reductions and the impairment of inventory in North America.
The Mats and Integrated Services segment generated revenues of $19.2 million in the second quarter of 2016 compared to $15.9 million in the first quarter of 2016 and $23.3 million in the second quarter of 2015. Segment operating income was $4.0 million in the second quarter of 2016 compared to operating income of $3.7 million in the first quarter of 2016, and $6.6 million in the second quarter of 2015. Segment operating income in 2016 is benefiting from a reduction in depreciation expense associated with our mat rental fleet, reflecting increases in estimated useful lives and residual values. This change in estimate reduced depreciation expense by $1.5 million in the second quarter of 2016 and $1.6 million in the first quarter of 2016.
CONFERENCE CALL
Newpark has scheduled a conference call to discuss second quarter 2016 results, which will be broadcast live over the Internet, on Friday, July 29, 2016 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial (412) 902-0030 and ask for the Newpark conference call at least 10 minutes prior to the start time, or access it live over the Internet at www.newpark.com. For those who cannot listen to the live call, a replay will be available through August 12, 2016 and may be accessed by dialing (201) 612-7415 and using pass code 13638973#. Also, an archive of the webcast will be available shortly after the call at www.newpark.com for 90 days.
Newpark Resources, Inc. is a worldwide provider of value-added drilling fluids systems and composite matting systems used in oilfield and other commercial markets. For more information, visit our website at www.newpark.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2015, as well as others, could cause results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry, our customer concentration and reliance on the U.S. exploration and production market, the cost and continued availability of borrowed funds including noncompliance with debt covenants, our international operations, operating hazards present in the oil and natural gas industry, our ability to execute our business strategy and make successful business acquisitions and capital investments, the availability of raw materials and skilled personnel, our market competition, legal and regulatory matters, including environmental regulations, inherent limitations of insurance coverage, potential impairments of long-lived intangible assets, technological developments in our industry, our exposure to cybersecurity breaches or business system disruptions, and the impact of severe weather, particularly in the U.S. Gulf Coast. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenues	$115,315	$114,544	$163,644	$229,859	$372,108
Cost of revenues	102,803	111,573	142,155	214,376	318,789
Selling, general and administrative expenses	21,435	23,492	23,963	44,927	49,941
Other operating income, net	(713)	(1,696)	(792)	(2,409)	(1,068)
Impairments and other charges	6,925	—	—	6,925	—
Operating income (loss)	(15,135)	(18,825)	(1,682)	(33,960)	4,446

Foreign currency exchange (gain) loss	(746)	(455)	(410)	(1,201)	1,154
Interest expense, net	3,022	2,081	2,224	5,103	4,479
Gain on extinguishment of debt	—	(1,894)	—	(1,894)	—
Loss from operations before income taxes	(17,411)	(18,557)	(3,496)	(35,968)	(1,187)

Provision (benefit) for income taxes	(3,507)	(5,257)	758	(8,764)	2,074
Net loss	$(13,904)	$(13,300)	$(4,254)	$(27,204)	$(3,261)

Calculation of EPS:
Net loss - basic	$(13,904)	$(13,300)	$(4,254)	$(27,204)	$(3,261)
Assumed conversions of Senior Notes	—	—	—	—	—
Adjusted net loss - diluted	$(13,904)	$(13,300)	$(4,254)	$(27,204)	$(3,261)

Weighted-average common shares outstanding - basic	83,457	83,258	82,529	83,358	82,414
Dilutive effect of stock options and restricted stock awards	—	—	—	—	—
Dilutive effect of Senior Notes	—	—	—	—	—
Weighted-average common shares outstanding - diluted	83,457	83,258	82,529	83,358	82,414

Loss per common share - basic	$(0.17)	$(0.16)	$(0.05)	$(0.33)	$(0.04)
Loss per common share - diluted	$(0.17)	$(0.16)	$(0.05)	$(0.33)	$(0.04)

Note: For all periods presented, we excluded all potentially dilutive stock options and restricted stock as well as the assumed conversion of the Senior Notes in calculating diluted earnings per share as the effect was anti-dilutive due to the net losses incurred for these periods.

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended
(In thousands)	June 30, 2016	March 31, 2016	June 30, 2015
Revenues
Fluids systems	$96,153	$98,651	$140,344
Mats and integrated services	19,162	15,893	23,300
Total revenues	$115,315	$114,544	$163,644

Operating income (loss)
Fluids systems	$(11,924)	$(15,207)	$(223)
Mats and integrated services	3,989	3,736	6,555
Corporate office	(7,200)	(7,354)	(8,014)
Operating loss	$(15,135)	$(18,825)	$(1,682)

Segment operating margin
Fluids systems	(12.4)%	(15.4)%	(0.2)%
Mats and integrated services	20.8%	23.5%	28.1%

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$93,148	$107,138
Receivables, net	177,484	206,364
Inventories	144,876	163,657
Prepaid expenses and other current assets	31,198	29,219
Total current assets	446,706	506,378

Property, plant and equipment, net	311,220	307,632
Goodwill	18,620	19,009
Other intangible assets, net	5,985	11,051
Deferred tax assets	3,684	1,821
Other assets	3,808	3,002
Total assets	$790,023	$848,893

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$10,193	$7,382
Accounts payable	50,357	72,211
Accrued liabilities	36,680	45,835
Total current liabilities	97,230	125,428

Long-term debt, less current portion	160,460	171,211
Deferred tax liabilities	28,392	26,368
Other noncurrent liabilities	6,254	5,627
Total liabilities	292,336	328,634

Common stock, $0.01 par value, 200,000,000 shares authorized and 99,662,742 and 99,377,391 shares issued, respectively	997	994
Paid-in capital	537,108	533,746
Accumulated other comprehensive loss	(57,407)	(58,276)
Retained earnings	143,756	171,788
Treasury stock, at cost; 15,240,397 and 15,302,345 shares, respectively	(126,767)	(127,993)
Total stockholders’ equity	497,687	520,259
Total liabilities and stockholders' equity	$790,023	$848,893

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In thousands)	2016	2015
Cash flows from operating activities:
Net loss	$(27,204)	$(3,261)
Adjustments to reconcile net loss to net cash provided by operations:
Impairments and other non-cash charges	8,617	—
Depreciation and amortization	19,201	21,069
Stock-based compensation expense	5,613	6,510
Provision for deferred income taxes	546	(3,205)
Net provision for doubtful accounts	1,582	1,033
Gain on sale of assets	(1,841)	(528)
Gain on extinguishment of debt	(1,894)	—
Change in assets and liabilities:
Decrease in receivables	18,006	113,746
Decrease in inventories	18,981	2,804
Increase in other assets	(2,204)	(2,461)
Decrease in accounts payable	(20,720)	(38,744)
Increase (decrease) in accrued liabilities and other	1,143	(15,166)
Net cash provided by operating activities	19,826	81,797

Cash flows from investing activities:
Capital expenditures	(26,652)	(34,313)
Increase in restricted cash	(22)	—
Proceeds from sale of property, plant and equipment	2,553	1,144
Net cash used in investing activities	(24,121)	(33,169)

Cash flows from financing activities:
Borrowings on lines of credit	4,268	4,718
Payments on lines of credit	(5,034)	(5,949)
Purchase of senior notes	(9,206)	—
Debt issuance costs	(1,707)	(1,697)
Other financing activities	2,170	(1,487)
Proceeds from employee stock plans	4	359
Purchases of treasury stock	(1,093)	(1,769)
Net cash used in financing activities	(10,598)	(5,825)

Effect of exchange rate changes on cash	903	(4,598)

Net increase (decrease) in cash and cash equivalents	(13,990)	38,205
Cash and cash equivalents at beginning of year	107,138	85,052
Cash and cash equivalents at end of period	$93,148	$123,257

Newpark Resources, Inc.
Non-GAAP Earnings Reconciliation
(Unaudited)
To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) included in this press release with non-GAAP financial measures. Management believes that these non-GAAP financial measures are helpful in understanding the Company’s financial performance. Such non-GAAP financial measures include “Adjusted net loss” and “Adjusted net loss per diluted share” which have been adjusted for items that the Company believes are infrequent or not indicative of ongoing operating performance. Management believes that the exclusion of these items from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.
The methods the Company uses to produce these non-GAAP financial measures may differ from methods used by other companies. The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

	Three Months Ended
(In thousands, except per share data)	June 30, 2016	March 31, 2016	June 30, 2015
Net loss - GAAP	$(13,904)	$(13,300)	$(4,254)

Adjustments:
Impairment of intangible and other long-lived assets in the Asia Pacific region	6,925	—	—
Inventory impairment for diesel-based drilling fluid	634	—	—
Charges associated with workforce reductions	856	3,436	732
Write-off of deferred financing costs in interest expense for the termination of our revolving credit facility	1,058	—	—
Gain on extinguishment of debt	—	(1,894)	—
Total adjustments, before taxes	9,473	1,542	732
Provision for income taxes (a)	(892)	(540)	1,468
Total adjustments, net of tax	8,581	1,002	2,200

Adjusted net loss - non-GAAP	$(5,323)	$(12,298)	$(2,054)

Diluted weighted average common shares outstanding	83,457	83,258	82,529

As reported net loss per diluted share	$(0.17)	$(0.16)	$(0.05)
Adjusted net loss per diluted share	$(0.06)	$(0.15)	$(0.02)
(a)    Represents the tax effects of the aggregate adjustments during the period. For the three months ended June 30, 2016, our Australian subsidiary is generating a pre-tax loss, for which the recording of a tax benefit is not permitted. As a result, there is no tax benefit associated with the impairment of intangibles and other long-lived assets in the Asia Pacific region. For the three months ended June 30, 2015, the provision for income taxes also includes a tax adjustment of $1.7 million to impair previously-recorded deferred tax assets in Australia.

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